INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Trimeris, Inc.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP


Raleigh, North Carolina
July 11, 1997

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